SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 12, 2007

SOMERSET INTERNATIONAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-10854	13-27956-75
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 WASHINGTON VALLEY ROAD
BEDMINSTER, NEW JERSEY 07921
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8909
(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 12, 2007, the Company approved the issuance of the following shares restricted common stock for the conversion of outstanding convertible notes to the Company:

Monte and Joan Engler	–	248,539 restricted shares.
Joshua Emanuel	–	248,539 restricted shares.
Randa Globerman	–	49,708 restricted shares.
Walter & Gail Harris	–	49,708 restricted shares.

Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.  In addition to the above, these shareholders received a total of 480,000 shares of common stock registered in the Company’s SB-2 registration statement filed with the SEC.

On July 19, 2007, the Company approved the issuance of the 245,613 shares of restricted common stock to William Farley for the conversion of outstanding convertible notes to the Company. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.  In addition to the above, this shareholder received 600,000 shares of common stock registered in the Company’s SB-2 registration statement filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.

By: /s/ John X. Adiletta
JOHN X. ADILETTA
President
Dated: July 19, 2007